EXHIBIT  4.3



                    AIRBUS INDUSTRIE FINANCIAL SERVICES

          8.39% Pass Through Certificates, Series 2000-3, Class C

                             AMENDMENT NO. 1 TO
                           REGISTRATION AGREEMENT


                                                             July 20, 2001


US AIRWAYS, INC.
2345 Crystal Drive
Arlington, Virginia  22227

Dear Sirs:

                  Reference is made to the Registration Agreement dated as of November 2, 2000 (the "Registration Agreement"), by and between US Airways, Inc., a Delaware corporation ("US Airways" or the "Issuer") and Airbus Industrie Financial Services, a corporation organized under the laws of Ireland (the "Purchaser"), and agreed to by State Street Bank and Trust Company of Connecticut, National Association, solely in its capacity as trustee (the "Trustee") of the US Airways Pass Through Trust 2000-3C (the "Class C Trust"). Capitalized terms used but not specifically defined herein are defined in the Registration Agreement and, if not defined therein, in the Purchase Agreement dated as of October 26, 2000 by and between US Airways and the Purchaser pursuant to which US Airways issued and sold its 8.39% Class C Pass Through Certificates, Series 2000-3 to the Purchaser. The parties to the Registration Agreement hereby agree as follows:

                  1. The second sentence of Paragraph 1 of Section 1 of the Registration Agreement shall be amended and restated as follows:

                  "The Purchaser may exercise the Demand Right on two occasions, with both exercises of the Demand Right to be prior to November 2, 2002."

                  2. Paragraph (a) of Section 5 of the Registration Agreement shall be amended and restated as follows:

                  "US Airways shall bear all Registration expenses related to the performance of its obligations under Section 1 relating to an Exchange Offer Registration Statement, provided that the Purchaser shall bear all additional expenses caused by keeping the Exchange Offer Registration Statement effective for more than one hundred eighty (180) days after the expiration of the respective Registered Exchange Offer; provided further, however, that in connection with the Purchaser's second exercise of its Demand Right, if any, the Purchaser shall bear the reasonable fees and disbursements of counsel (other than the fees and disbursements of internal counsel) for the Issuer incident to the performance of or compliance by US Airways with the Registration Agreement."

                  3. Upon the effectiveness of this amendment, all references in the Registration Agreement and all other agreements, documents, certificates, exhibits and instruments executed pursuant thereto, to the Registration Agreement including, without limitation, references to "this Agreement," "hereunder," "hereof," "herein" and words of like import contained in the Registration Agreement shall, except where the context otherwise requires, mean and be a reference to the Registration Agreement as amended hereby.

                  4. Except as expressly amended hereby, all of the provisions of the registration Agreement shall remain unaltered and in full force and effect and, as amended hereby, the Registration Agreement is in all respects agreed to, ratified and confirmed by the parties hereto.

                  5. This amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  6.     THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE
STATE OF NEW YORK.

                  7. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.




                  Please confirm that the foregoing correctly sets forth the agreement between US Airways and the Purchaser.

                                 Very truly yours,



                                 AIRBUS INDUSTRIE FINANCIAL SERVICES



                                 By:                   /s/ Christian Unrath
                                        --------------------------------------
                                        Name:       Christian Unrath
                                        Title:      Managing Director



CONFIRMED AND ACCEPTED as of the date first above written:

US AIRWAYS, INC.



By:               /s/ Jeffery A. McDougle
       -----------------------------------------
       Name:      Jeffery A. McDougle
       Title:     Vice President and Treasurer




 (counterpart signature page for Amendment No. 1 to Registration Agreement)


CONFIRMED AND ACCEPTED as of the date first above written:

STATE STREET BANK AND TRUST
  COMPANY OF CONNECTICUT
   NATIONAL ASSOCIATION, as Trustee



By:                 /s/  John G. Correia
       --------------------------------------------
       Name:      John G. Correia
       Title:     Assistant Vice President